Exhibit 107

CALCULATION OF FILING FEE TABLES

Post-Effective Amendment to Form S-3

(Form Type)

PMV Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File No	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share	457(r)	(1)(2)	(3)	(3)		—
	Equity	Preferred Stock, par value $0.00001 per share	457(r)	(1)(2)	(3)	(3)		—
	Debt	Debt Securities	457(r)	(1)(2)	(3)	(3)		—
	Equity	Warrants	457(r)	(1)(2)	(3)	(3)		—
	Other	Subscription Rights	457(r)	(1)(2)	(3)	(3)		—
	Other	Purchase Contracts	457(r)	(1)(2)	(3)	(3)		—
	Equity	Units(5)	457(r)	(1)(2)	(3)	(3)		—
	Unallocated (Universal) Shelf	(1)	457(o)	(1)(2)	(3)	$200,000,000(3)	$110.20 per $1,000,000	$22,040
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.00001 per share	415(a)(6)	—	N/A	$150,000,000		$13,905(4)	S-3ASR	333-260012	October 4, 2021	$13,905
Total Offering Amounts						$350,000,000		$35,945
Total Fee Previously Paid						—		$13,905(4)
Total Fee Offsets						—		—
Net Fee Due					(3)	(3)		$22,040

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources	PMV Pharmaceuticals, Inc.	S-3ASR	333-260012	October 4, 2021	October 4, 2021	$13,905	Equity	Common Stock, par value $0.00001 per share	N/A	$150,000,000	$13,905
(1)

The securities registered consists of up to $200,000,000 of an indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, (f) purchase contracts, and (g) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(3)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.E. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $200,000,000.

(4)

The registrant previously paid a fee of $13,905 related to $150,000,000 of the registrant’s common stock that could have been issued and sold under a certain sales agreement with Jefferies LLC pursuant to a prospectus supplement filed by the registrant on October 4, 2021. Of such shares, $150,000,000 were unsold, and the registration fee in the amount of $13,905 related thereto is applied to the registrant’s total registration fee pursuant to Rule 415(a)(6). Accordingly, the registrant is paying the registration fee due less the $13,905 that was previously paid.

(5)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, purchase contracts and subscription rights.